UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/27/2012

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19140

Delaware	04-3216862
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615
(Address of principal executive offices, including zip code)

(919) 872-5578
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On September 27, 2012, DARA BioSciences, Inc. (the "Company") reported that investors from the Company's April 2012 public offering recently elected to exercise warrants to purchase approximately 1.2 million shares of the Company's common stock. The Company realized net proceeds of approximately $1.2 million as a result of these exercises. The Company further reported that it currently has in excess of $8 million of cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BIOSCIENCES, INC.

Date: September 27, 2012	By:	/s/ David J. Drutz
David J. Drutz
Chief Executive Officer